Exhibit 99.1

FOR IMMEDIATE RELEASE

Immunicon Corporation Announces FDA Clearance of the CellSearch™

Circulating Tumor Cell Kit for Monitoring Patients with Metastatic Prostate Cancer

Diagnostic Test is Now Cleared for Three of the Four Most Common Cancers

Huntingdon Valley, PA, February 28, 2008 – Immunicon Corporation (NASDAQ:IMMC) announced today that the FDA has cleared the CellSearch™ Circulating Tumor Cell (CTC) Kit as an aid in the monitoring of patients with metastatic prostate cancer. A sample of the patient’s blood is processed with the CellSearch Kit using the CellTracks® System to capture and count CTCs. This clearance represents another expansion to claims for the kit, which is now cleared for three of the four most prevalent cancers. The CellSearch CTC kit was originally cleared in January 2004 to predict progression-free and overall survival in patients with metastatic breast cancer and later expanded to include monitoring. In November 2007, the kit was cleared by the FDA for monitoring metastatic colorectal cancer.

Byron D. Hewett, CEO and President of Immunicon Corporation commented, "Because the three pivotal trials demonstrated that the CellSearch test predicts survival in prostate, breast and colorectal cancers, circulating tumor cell testing should become standard of care in the management of patients with metastatic disease. We estimate the market size for testing in these three cancers is almost $1 billion. More importantly, oncologists can use the results to make better-informed treatment decisions and improve patient care for three of the top carcinomas.”

THE IMPACT

According to the American Cancer Society, prostate cancer claims approximately 27,000 lives each year, the vast majority of which are a result of recurrent metastatic disease. Metastatic prostate cancer occurs when tumor cells spread to other locations in the body and grow. Evaluation of CTC count at any time during the treatment of metastatic disease allows assessment of patient prognosis and predicts survival. Oncologists often have to wait several months before they can determine if a specific treatment is beneficial to the patient. Changes in CTC count can be assessed in 3-5 weeks, rather than in the 8-12 weeks required for imaging studies such as CT scans. The results of serial CTC testing can help physicians assess disease progression, thereby guiding more informed patient care decisions earlier.

THE RESULTS

The study demonstrated that a threshold of 5 CTC / 7.5 mL stratifies androgen independent prostate cancer patients into two distinct groups based on comparison to overall survival (OS). Patients with 5 or more CTCs at baseline and at 3-4 weeks after the initiation of chemotherapy have significantly shorter OS than patients with less than 5 CTCs. The presence of CTCs at any time during the course of the disease is a strong independent predictor of OS. The CellSearch test provides more reliable and informative results regarding the biological activity of the individual patient’s disease status than do measurements of PSA. Although a reduction of PSA at some points after initiation of therapy may reach significance for prediction of survival, favorable CTC at any time point were more accurate than the PSA evaluation. The practical implication is the use of CTC analysis for the evaluation of the probability of survival of patients with metastatic prostate cancer. In cases where CTC and PSA change were discordant, CTC change provided the most accurate assessment of prognosis.

Finally, the fundamental principles of tumor biology upon which the CellSearch test is based are common to all three diseases. Consequently, results from each study demonstrate that a CTC threshold exists in these carcinomas and can be used to stratify patients based on the demonstrated agreement of CTC with the true clinical end point overall survival.

For more details on the results of this prostate cancer trial, please refer to the press release section of the Immunicon web site (immunicon.com) and download the release entitled "Immunicon Achieves Endpoint in its Pivotal Clinical Trial in Metastatic Androgen Independent Prostate Cancer" posted on January 18, 2007.

The CellSearch Circulating Tumor Cell Kit was developed by Immunicon and is exclusively marketed by Veridex, LLC, in the cancer field.

About Immunicon Corporation

Immunicon Corporation is developing and commercializing proprietary cell- and molecular-based human diagnostic and life science research products with an initial focus on cancer disease management. Immunicon has developed platform technologies for selection and analysis of rare cells in blood, such as circulating tumor cells and circulating endothelial cells that are important in many diseases and biological processes. Immunicon’s products and underlying technology platforms also have application in the clinical development of cancer drugs and in cancer research and may have applications in other fields of medicine, such as cardiovascular and infectious diseases. For more information, visit www.immunicon.com.

The information contained in this press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often preceded by words such as “hope,” “may,” “believe,” “anticipate,” “plan,” “expect,” “intend,” “assume,” “will” and similar expressions. Forward-looking statements contained in this press release include, among others, statements relating to Immunicon’s key product and clinical development programs, the anticipated clinical utility of Immunicon’s products, and other statements not of historical fact. Immunicon cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date of this press release, reflect management’s current expectations and involve certain factors, such as risks and uncertainties that may cause actual results to be far different from those suggested by Immunicon’s forward-looking statements. These factors include, but are not limited to, risks and uncertainties associated with: Immunicon’s dependence on Veridex, LLC, a Johnson & Johnson company, in the field of cancer cell analysis; the risks and uncertainties associated with the arbitration proceeding with Veridex given Immunicon’s dependence on Veridex; Immunicon’s capital and financing needs; research and development and clinical trial expenditures; commercialization of Immunicon’s product candidates; Immunicon’s ability to use licensed products and to obtain new licenses from third parties; Immunicon’s ability to manage its growth; obtaining necessary regulatory approvals; reliance on third party manufacturers and suppliers; reimbursement by third party payors to Immunicon’s customers for Immunicon’s products; risks and uncertainties associated with Immunicon’s outstanding convertible notes and warrants; compliance with applicable manufacturing standards; the ability to earn license and milestone payments under Immunicon’s agreement with Veridex; retaining key management or scientific personnel; delays in the development of new products or to planned improvements to Immunicon’s products; effectiveness of Immunicon’s products compared to competitors’ products; protection of Immunicon’s intellectual property and other proprietary rights; conflicts with the intellectual property of third parties; product liability lawsuits that may be brought against Immunicon; labor, contract or technical difficulties; and competitive pressures in Immunicon’s industry. These factors are discussed in more detail in Immunicon’s filings with the Securities and Exchange Commission. Except as required by law, Immunicon accepts no responsibility for updating the information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise, or for modifications made to this document by Internet or wire services.

“Immunicon” and the Immunicon Corporation logo are registered trademarks of Immunicon Corporation. “CellTracks” is a registered trademark of Immunivest Corporation, a wholly-owned subsidiary of Immunicon Corporation. “CellSearch” is a trademark of Johnson & Johnson. All other trademarks or servicemarks appearing herein are the property of their respective holders. ALL RIGHTS RESERVED.

Contact Information: James G. Murphy SVP of Finance & Administration, CFO 215-346-8313 jmurphy@immunicon.com	Investors/Media: Tierney Communications Denise Portner Vice President 215-790-4395 dportner@tierneyagency.com

3401 Masons Mill Road, Suite 100

Huntingdon Valley, Pennsylvania 19006

phone	215.830.0777
fax	215.830.0751
web	www.immunicon.com